UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 4, 2008 (December 31, 2007)
FIRST ACCEPTANCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6802	75-1328153

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3322 West End Ave, Suite 1000
Nashville, Tennessee	37203

(Address of Principal Executive Offices)	(Zip Code)
(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Thomas M. Harrison, Jr. resigned as Executive Vice President of the Company effective December 31, 2007. In connection with his resignation, Mr. Harrison and the Company entered into a Release Agreement pursuant to which Mr. Harrison will receive his base salary, payable in regular installments, for the period from December 31, 2007 through December 31, 2009 and all outstanding stock options held by Mr. Harrison fully vested as of December 31, 2007. The Company accrued a charge of approximately $770,000 (including approximately $100,000 relating to the accelerated vesting of Mr. Harrison’s stock options) during the quarter ended December 31, 2007 related to its obligations pursuant to the Release Agreement. A copy of the Release Agreement between the Company and Mr. Harrison is attached hereto as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Release Agreement, dated December 31, 2007, between First Acceptance Corporation and Thomas M. Harrison, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION, INC.
/s/ Stephen J. Harrison
Stephen J. Harrison
Chief Executive Officer

DATED: January 3, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Release Agreement, dated December 31, 2007, between First Acceptance Corporation and Thomas M. Harrison, Jr.

4